Exhibit 99.1

TRIKON TECHNOLOGIES ANNOUNCES APPOINTMENT OF MARTYN TUFFERY AS

ACTING CHIEF FINANCIAL OFFICER

NEWPORT, Wales, United Kingdom, March 30, 2005—Trikon Technologies (NASDAQ: TRKN), a technology leader of plasma etching and deposition systems for the global semiconductor industry, today announced that Mr. Martyn Tuffery, Trikon’s financial controller since 1997, will become acting chief financial officer with immediate effect. Mr. Tuffery replaces Mr. Bill Chappell, who will be leaving effective tomorrow, March 31, 2005, to pursue other endeavors.

Martyn Tuffery joined Electrotech, a predecessor company to Trikon, in 1988 and since that time has served in various financial capacities including chief accountant. Martyn has been financial controller of Trikon since 1997. Prior to joining the company, Mr. Tuffery held various financial positions at British Aerospace for 10 years.

“I welcome Martyn into his new role, after over 15 years as a senior member of our financial reporting team,” said Dr. John Macneil, chief executive officer.

“We greatly appreciate Bill’s contributions at Trikon,” said Dr. John Macneil. “We wish Bill the best of luck in his new endeavors.”

Trikon and Mr. Chappell intend to enter into a consulting agreement pursuant to which Mr. Chappell would assist Trikon in the process of closing its previously-announced proposed merger with Aviza Technology.

Safe Harbor Statement

This news release contains certain forward-looking statements that include, without limitation, statements regarding the closing of the proposed merger transaction between Trikon and Aviza Technology, Inc. and the intent of Trikon and Mr. Chappell to enter into a consulting agreement. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially, including, but not limited to the possibility that the merger transaction will not close or that Trikon and Mr. Chappell will be unable to negotiate and execute a mutually satisfactory consulting agreement.

Additional Information and Where to Find It

New Athletics, Inc., a new company formed in connection with Trikon’s proposed merger with Aviza, intends to file with the Securities and Exchange Commission a registration statement and other relevant documents in connection with the proposed merger transaction involving Aviza and Trikon. Investors and security holders of Trikon are urged to read the proxy statement that will be contained in the registration statement filed by the new company and the other relevant documents when they become available because they will contain important information about the new company, Aviza and Trikon and the proposed merger transaction. Investors and security holders of Trikon may obtain free copies of the proxy statement and the other relevant documents filed with the Securities and Exchange Commission (when they become available) at the Securities and Exchange Commission’s website at http://www.sec.gov and may also obtain free copies of the proxy statement (when it becomes available) by writing to Trikon Technologies, Inc., Ringland Way, Newport, South Wales NP18 2TA, United Kingdom, Attention: Investor Relations. Information regarding the identity of persons who may, under the Securities and Exchange Commission’s rules, be deemed to be participants in the solicitation of shareholders of Trikon in connection with the proposed transaction, and their interests in the solicitation, will be set forth in the proxy statement that will be filed by Trikon with the Securities and Exchange Commission and contained in the registration statement that will be filed by New Athletics, Inc. with the Securities and Exchange Commission.

About Trikon Technologies, Inc.

Trikon Technologies is a technology leader in dry processing equipment for the global microelectronics industry. Trikon develops and manufactures advanced capital equipment for plasma etching and chemical and physical vapor deposition (CVD and PVD) of thin films for use in the production of semiconductor, MEMS and resonator devices. These are key components in all electronic products, such as telecommunications devices, consumer and industrial electronics and computers. Trikon is fully SEC reporting, Nasdaq listed (TRKN) and employs approximately 200 people worldwide. More information is available on the World Wide Web at: http://www.trikon.com.

Company Contact:

Carl Brancher Phone: +44 16 33 41 41 11	Carl.Brancher@trikon.com

US IR contact:

Kevin Kirkeby Phone: +1 646-284 -9416	kkirkeby@hfgcg.com